UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Marlin Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2105 CityWest Boulevard, Suite 100 Houston, Texas 77042
(address of principal executive offices) (zip code)
(832) 200-3702
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, Marlin Midstream Partners, LP (the “Partnership”) issued a press release announcing the appointment of Amanda Bush to the Board of Directors of Marlin Midstream GP, LLC, the general partner of the Partnership (the “General Partner”), effective May 15, 2014 (the “Press Release”). Ms. Bush currently serves as the Chief Financial Officer of the General Partner. With the addition of Ms. Bush, the Board of Directors of the General Partner maintains a majority of independent director oversight with four independent directors and three inside directors. As an inside director, no additional compensation will be paid to Ms. Bush for serving on the Board of Directors of the General Partner.

There are no understandings or arrangements between Ms. Bush and any other person pursuant to which she was selected to the Board of Directors of the General Partner, other than the employment relationship described above. There are no existing relationships between Ms. Bush and the General Partner, the Partnership or any of the Partnership’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Marlin Midstream Partners, LP, dated May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014                        MARLIN MIDSTREAM PARTNERS, LP
By: Marlin Midstream GP, LLC, its General Partner

By: /s/ Terry D. Jones
Terry D. Jones
Executive Vice President and General Counsel

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release of Marlin Midstream Partners, LP, dated May 7, 2014